Exhibit 99.7


                             JOINT FILING STATEMENT

         In accordance with Rule 13d-1 (k) of Regulation 13D of the Securities Exchange Act of 1934, as amended, the persons and entities listed below agree to the joint filing on behalf of each of them of this Amendment No. 1 on Schedule 13D (including any and all amendments thereto) with respect to the shares of Common Stock of U.S. Energy Systems, Inc., and further agree that this Joint Filing Statement shall be included as an Exhibit to such joint filings. In evidence thereof the undersigned, being duly authorized, hereby executes this Statement on this August 5, 2002.

                                   /s/ Lawrence Schneider
                                   ------------------
                                   Lawrence Schneider



                                   /s/ Henry Schneider
                                   ---------------
                                   Henry Schneider


                                   ENERGY SYSTEMS INVESTORS, LLC

                               By: Energy Systems Investors, II LLC,
                                   the Manager of Energy Systems Investors, LLC



                                By:      /s/ Henry Schneider
                                             -----------------------
                                             Henry Schneider, Member




                                 Energy Systems Investors, II, LLC


                                 By: /s/ Henry Schneider
                                         -----------------------
                                         Henry Schneider, Member